Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Marpai, Inc. (the “Company”) on Form S-1 of our report dated March 26, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

Melville, NY

May 30, 2024

An Independent Member of Urbach Hacker Young International